CONSENT OF INDEPENDENT AUDITORS



Board of Trustees and Shareholders
Evergreen Utilities and High Income Fund:



We consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated March 16, 2004, relating to the statement of assets and liabilities of Evergreen Utilities and High Income Fund, which is also incorporated by reference in such Registration Statement, and to the references to our firm under the caption "EXPERTS" which have been incorporated by reference in such Registration Statement.


                                                      KPMG LLP
                                                     /s/ KPMG LLP

Boston, Massachusetts
April 28, 2004